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                                                                     EXHIBIT 4.3

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         AMENDMENT NO. 1 dated as of October 8, 2003, to the Rights Agreement, dated as of November 15, 2000 (the "Agreement"), by and between VIXEL CORPORATION (the "Company") and COMPUTERSHARE TRUST COMPANY, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Emulex Corporation, a Delaware corporation ("Emulex"), and Aviary Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Emulex ("Sub");

         WHEREAS, the Board of Directors of the Company has determined that, in connection with the Merger Agreement, an amendment to the Agreement as set forth herein is necessary and desirable;

         WHEREAS, concurrently with the Company entering into the Merger Agreement, the Company intends to enter into a Purchaser Option Agreement with Emulex and Sub (the "Purchaser Option"), pursuant to which, among other things, the Company will grant to Sub an option to purchase certain newly-issued shares of common stock, par value $.00015, of the Company (the "Common Stock") and/or Series B Preferred Stock, par value $.001 of the Company (the "Series B Preferred Stock");

         WHEREAS, the Company has been advised that, concurrently with the Company entering into the Merger Agreement, Emulex and Sub intend to enter into a Stockholders Agreement with certain stockholders of the company (the "Stockholder Agreement"), pursuant to which each stockholder has agreed, among other things, to tender his, her or its shares into the tender offer described in the Merger Agreement, to grant to Emulex the right to purchase shares of Common Stock and/or Series B Preferred Stock owned by such stockholders upon payment by Emulex of the offer price described in the Merger Agreement and to grant to Emulex a proxy to vote such stockholder's shares in favor of the merger of Sub into the Company; and

         WHEREAS, pursuant to Section 27 of the Agreement, the Company may from time to time in its sole and absolute discretion supplement or amend the Agreement, and direct the Rights Agent to effect such supplement or amendment, in accordance with the provisions of Section 27 thereof;

         NOW, THEREFORE, pursuant to the terms of the Agreement and in accordance with Section 27 thereof, the following actions are hereby taken prior to executing the Merger Agreement and the Option Agreement referred to below:

              Section 1. Amendments to Agreement. The Agreement is hereby amended as follows:

                  (a) The definition of "Acquiring Person" in Section 1(a) of the Agreement is amended to add the following sentence at the end thereof:

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                           "Notwithstanding anything in this Agreement to the
                           contrary, neither Emulex Corporation, Aviary
                           Acquisition Corp. nor any of their respective, existing or future Affiliates or Associates shall be deemed to be an Acquiring Person, either individually or collectively, solely by virtue of (i) the public announcement of the Offer or the Merger, (ii) the acquisition of shares of Common Stock and Series B Preferred Stock (including any options, warrants or other securities or rights to acquire shares of Common Stock or Series B Preferred Stock and upon the conversion of shares of common stock of Sub into Common Stock of the Company in the Merger) of the Company pursuant to the Offer, Merger, Purchaser Option or the Stockholder Agreement, (iii) the execution of the Merger Agreement, the Purchaser Option or the Stockholder Agreement or (iv) the commencement or consummation of the Offer or the Merger or of the other transactions contemplated in the Merger Agreement, the Purchaser Option, the Stockholder Agreement or any other agreement, instrument or document contemplated by any of the Merger Agreement, the Purchaser Option, the Stockholder Agreement (each of the events described in clauses (i), (ii), (iii) or (iv), an "Exempt Event")."

                  (b) The definition of "Final Expiration Date" in Section 1(h) of the Agreement is amended to read in its entirety as follows:

                           "Final Expiration Date" means the earlier to occur of
                           (1) the Effective Time, as that term is defined in the Merger Agreement, or (2) December 14, 2010."

                  (c) The definition of "Transaction" in Section 1(p) of the Agreement is amended to add the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, no Transaction shall be deemed to have occurred solely as the result of an Exempt Event."

                  (d) Section 1 of the Agreement is amended to add the following defined terms at the end thereof:

                           "(r) Additional defined terms relating to certain transactions between the Company, Emulex and
                                    Sub:

                                    (i)      "Common Stock" shall mean the
                                             shares of common stock, par value
                                             $.00015, of the Company.

                                    (ii)     "Emulex" shall mean Emulex
                                             Corporation, a Delaware
                                             corporation.

                                    (iii)    "Exempt Event" shall have the
                                             meaning set forth in Section 1(a).

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                                    (iv)     "Merger" shall mean the merger of
                                             Sub with and into the Company as
                                             provided in the Merger Agreement.

                                    (v)      "Merger Agreement" shall mean the
                                             Agreement and Plan of Merger
                                             entered into by and between the
                                             Company, Emulex and Sub as the same
                                             may be amended from time to time.

                                    (vi)     "Offer" shall mean the cash tender
                                             offer by Sub (as it may be amended
                                             from time to time as permitted by
                                             the Merger Agreement) to acquire
                                             (i) all shares of the issued and
                                             outstanding Common Stock (together
                                             with any associated Rights) and
                                             (ii) all shares of the issued and
                                             outstanding Series B Preferred
                                             Stock for the Offer Price defined
                                             in the Merger Agreement, net to the
                                             seller thereof in cash, subject to
                                             the terms and conditions of the
                                             Merger Agreement.

                                    (vii)    "Purchaser Option" shall mean that
                                             certain Purchaser Option Agreement,
                                             as the same may be amended from
                                             time to time, entered into between
                                             the Company, Emulex and Sub,
                                             pursuant to which, among other
                                             things, the Company will grant to
                                             Sub an option to purchase certain
                                             newly-issued shares of Common Stock
                                             and/or Series B Preferred Stock.

                                    (viii)   "Series B Preferred Stock" shall
                                             mean the Series B convertible
                                             preferred stock, par value $.001,
                                             of the Company.

                                    (ix)     "Stockholder Agreement" shall mean
                                             that certain Stockholder Agreement,
                                             as the same may be amended from
                                             time to time, entered into by
                                             Emulex and Sub, on the one hand,
                                             and certain stockholders of the
                                             Company listed on Schedule 1
                                             thereto, on the other hand,
                                             pursuant to which each such
                                             stockholder has agreed, among other
                                             things, to tender his, her or its
                                             shares of Common Stock and Series B
                                             Preferred Stock into the Offer, to
                                             grant to Emulex the right to
                                             purchase shares of Common Stock
                                             and/or Series B Preferred Stock
                                             owned by such stockholder at the
                                             Offer Price defined in the Merger
                                             Agreement and to grant to Emulex a
                                             proxy to vote such stockholder's
                                             shares of Common Stock and/or
                                             Series B Preferred Stock in favor
                                             of the Merger.

                                    (x)      "Sub" shall mean Aviary Acquisition
                                             Corp., a Delaware corporation and a
                                             wholly-owned subsidiary of Emulex,
                                             formed by Emulex in connection with
                                             its proposed acquisition of the
                                             Company.

                  (e) Section 3(a) of the Agreement is amended to add the following sentence at the end thereof:

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                           "Notwithstanding anything in this Agreement to the
                           contrary, neither a Shares Acquisition Date nor a Distribution Date shall be deemed to have occurred solely as the result of an Exempt Event."

                  (f) Clause (i) of the first sentence of Section 7(a) of the Agreement is amended to read in its entirety as follows:

                           "(i)     the Close of Business on the Final
                                    Expiration Date".

                  Section 7(a) of the Agreement is amended by adding the following sentence at the end thereof:

                           "The Company agrees to promptly notify the Rights Agent after the occurrence of the Effective Time, stating that the Final Expiration Date has occurred. Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event that causes the Rights to become exercisable under the provisions of this Section 7 or otherwise."

                  Section 11(a)(ii) of the Agreement is amended by adding the following sentence at the end thereof:

                           "In addition, notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to constitute an event of the type described in this Section 11(a)(ii) or cause the Rights to be adjusted or become exercisable in accordance with this Section 11."'

                  Section 13(a) of the Agreement is amended by adding the following sentence at the end thereof:

                           "Notwithstanding anything to the contrary in this Agreement no Exempt Event shall be deemed to be an event of the type described in this Section 13(a) or cause the Rights to be adjusted or to become exercisable in accordance with this Section 13(a) or otherwise be subject to any restrictions contained in this Section 13."

                  Section 30 of the Agreement is amended by adding the following sentence at the end thereof:

                           "Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any of the Company, the Rights Agent, registered holder of the Right Certificates (and prior to any Distribution Date, the Common Shares) or any other person or entity any legal or equitable rights, remedy or claim under this Agreement in connection with any Exempt Event."

                  Section 2. Full Force and Effect. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

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                  Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.

                  Section 4. Agreement as Amended. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment No. 1.

                  Section 5. Effectiveness. This Amendment No. 1 shall be effective as of the date first written above, and except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

                  Section 6. Counterparts. This Amendment may be signed in one or more counterparts, all of which shall be considered one and the same instrument.

                            [Signature Page Follows]

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                  IN WITNESS WHEREOF, the Company and the Rights Agents have caused this Amendment to be duly executed as of the day and year first above written.

                                VIXEL CORPORATION

                                By: /s/ Kurtis L. Adams
                                    ---------------------------------
                                Name: Kurtis L. Adams

                                Title: Chief Financial Officer

                                COMPUTERSHARE TRUST COMPANY, INC.
                                  as Rights Agent

                                By: /s/ Kellie Gwinn
                                    ---------------------------------

                                Name: /s/ Kellie Gwinn

                                Title: Vice President

                                By: /s/ Theresa Henshaw
                                    ---------------------------------

                                Name: /s/ Theresa Henshaw

                                Title: Trust Officer-Ops Manager